EXHIBIT E

                        ADVISORS ASSET MANAGEMENT, INC.
                                   DIRECTORS

     Scott I. Colyer
     Lisa A. Colyer
     James R. Costas
     Christopher T. Genovese
     Randal J. Pegg
     Jack Simkin
     Andrew Williams
     Bart P. Daniel


                                    OFFICERS

     Name                        Office
     -----------------------     ---------------------------------------
     Scott I. Colyer             Chairman and Chief Executive Officer
     Andrew Williams             President
     Jeff Opie                   Chief Financial Officer
     John Webber                 Senior Vice President, Chief Compliance
                                      Officer and Secretary
     Michael Boyle               Senior Vice President
     Lisa A. Colyer              Executive Vice President
     James R. Costas             Senior Executive Vice President
     Christopher T. Genovese     Executive Vice President
     Randal J. Pegg              Executive Vice President
     Robert McNamara             Executive Vice President
     Rich Stewart                Executive Vice President
     Timothy Stoklosa            Executive Vice President
     John Galvin                 Executive Vice President
     John Radtke                 Executive Vice President
     Alex R. Meitzner            Senior Vice President
     Bart P. Daniel              Chief Strategy Officer
     Matt Lloyd                  Chief Investment Strategist
     Brian Gilbert               First Vice President